UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2012

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2012, Xerium Technologies, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit and Guaranty Agreement (the “Credit Facility”) among the Company, certain direct and indirect subsidiaries of the Company, Citigroup Global Markets Inc. (“Citigroup”), as joint lead arranger and joint bookrunner, Jefferies Finance LLC, as joint lead arranger and joint bookrunner and as syndication agent, CitiBank, N.A., as administrative agent (the “Administrative Agent”), Citicorp North America, Inc., as collateral agent (the “Collateral Agent”), and the other banks party thereto. The Amendment:

•

changes the definition of Consolidated Operational Restructuring Costs to allow for additional add backs to Adjusted EBITDA up to the lesser of $15,000,000 or the Unused Maximum Consolidated Capital Expenditure Amount (as defined in the Amendment) annually through 2015;

•	increases the maximum Leverage Ratios for the quarters ended September 30, 2012 through December 31, 2013;

•

amends the definition of “Leverage Ratio” to net up to $25,000,000 of surplus cash or cash equivalents held not only by the Company and its U.S. subsidiaries but also certain of its foreign subsidiaries against total gross debt;

•

extends the time period until one year after the effective date of the Amendment in which the Company would owe a 1% prepayment premium in the event the Company refinanced its obligations under the Credit Facility at lower interest rates; and

•	increases the interest rate on the term loans by 0.75% per annum for eighteen months.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. On July 2, 2012, the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Facility, dated June 28, 2012

99.1	Press release of the Company dated July 2, 2012 announcing Amendment No. 1 to the Credit Facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: July 2, 2012	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Facility, dated June 28, 2012

99.1	Press release of the Company dated July 2, 2012 announcing Amendment No. 1 to the Credit Facility